Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

New Iceland Arctic Acquisition Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, one redeemable warrant, and one right to receive one-quarter (1/4) of a Class A ordinary share	(1)	457(o)	11,500,000	$10.00	$115,000,000.00	0.000087	$10,005.00
Fees to be Paid	Equity	Class A ordinary shares to be included as part of the units	(2)	Other				0.000087	0.00
Fees to be Paid	Equity	Redeemable warrants to acquire one Class A ordinary share included as part of the units	(3)	Other				0.000087	0.00
Fees to be Paid	Equity	Rights to receive one-quarter (1/4) of a Class A ordinary share included as part of the units	(4)	Other				0.000087	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the Units	(5)	Other	11,500,000	11.50	132,250,000.00	0.000087	11,505.75
Fees to be Paid	Equity	Class A ordinary shares underlying rights included as part of the units	(6)	Other	2,875,000	$10.00	$28,750,000.00	0.000087	$2,501.25

Total Offering Amounts:							$276,000,000.00		24,012.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									24,012.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 1,500,000 units, each consisting of one Class A ordinary share, one redeemable warrant, and one right to receive one-quarter (1/4) of a Class A ordinary share, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 457(o), the units are registered on a gross basis for purposes of permitting flexibility in the offering; the component securities are not required to be separately included in the table, except that the Class A ordinary shares underlying the redeemable warrants and rights are shown separately above solely for fee-calculation purposes.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 1,500,000 units, each consisting of one Class A ordinary share, one redeemable warrant, and one right to receive one-quarter (1/4) of a Class A ordinary share, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 457(o), the units are registered on a gross basis for purposes of permitting flexibility in the offering; the component securities are not required to be separately included in the table, except that the Class A ordinary shares underlying the redeemable warrants and rights are shown separately above solely for fee-calculation purposes.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No separate fee is payable pursuant to Rule 457(g) under the Securities Act for the component securities included in the units. The Class A ordinary shares underlying the redeemable warrants and rights are separately reflected above for fee-calculation purposes.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 1,500,000 units, each consisting of one Class A ordinary share, one redeemable warrant, and one right to receive one-quarter (1/4) of a Class A ordinary share, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 457(o), the units are registered on a gross basis for purposes of permitting flexibility in the offering; the component securities are not required to be separately included in the table, except that the Class A ordinary shares underlying the redeemable warrants and rights are shown separately above solely for fee-calculation purposes.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No separate fee is payable pursuant to Rule 457(g) under the Securities Act for the component securities included in the units. The Class A ordinary shares underlying the redeemable warrants and rights are separately reflected above for fee-calculation purposes.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 1,500,000 units, each consisting of one Class A ordinary share, one redeemable warrant, and one right to receive one-quarter (1/4) of a Class A ordinary share, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 457(o), the units are registered on a gross basis for purposes of permitting flexibility in the offering; the component securities are not required to be separately included in the table, except that the Class A ordinary shares underlying the redeemable warrants and rights are shown separately above solely for fee-calculation purposes.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No separate fee is payable pursuant to Rule 457(g) under the Securities Act for the component securities included in the units. The Class A ordinary shares underlying the redeemable warrants and rights are separately reflected above for fee-calculation purposes.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 1,500,000 units, each consisting of one Class A ordinary share, one redeemable warrant, and one right to receive one-quarter (1/4) of a Class A ordinary share, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 457(o), the units are registered on a gross basis for purposes of permitting flexibility in the offering; the component securities are not required to be separately included in the table, except that the Class A ordinary shares underlying the redeemable warrants and rights are shown separately above solely for fee-calculation purposes.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No separate fee is payable pursuant to Rule 457(g) under the Securities Act for the component securities included in the units. The Class A ordinary shares underlying the redeemable warrants and rights are separately reflected above for fee-calculation purposes.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 1,500,000 units, each consisting of one Class A ordinary share, one redeemable warrant, and one right to receive one-quarter (1/4) of a Class A ordinary share, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Pursuant to Rule 457(o), the units are registered on a gross basis for purposes of permitting flexibility in the offering; the component securities are not required to be separately included in the table, except that the Class A ordinary shares underlying the redeemable warrants and rights are shown separately above solely for fee-calculation purposes.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No separate fee is payable pursuant to Rule 457(g) under the Securities Act for the component securities included in the units. The Class A ordinary shares underlying the redeemable warrants and rights are separately reflected above for fee-calculation purposes.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	New Iceland Arctic Acquisition Corp.	(1)	S-1	333-298784	09/04/2026		$24,012.00	Equity	All unsold securities registered pursuant to the prior Form S-1		$255,156,250.00	$
Fee Offset Sources	New Iceland Arctic Acquisition Corp.		S-1	333-298784		09/04/2026							35,237.09

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by a portion of the filing fee previously paid in connection with the registrant’s Registration Statement on Form S-1 (File No. 333-298784). The registrant has withdrawn such prior registration statement, and no securities were sold thereunder. The amount of the fee offset claimed does not exceed the portion of the previously paid filing fee associated with the unsold securities or the unsold aggregate offering amount from such prior registration statement.